UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2015

MATSON, INC.

(Exact Name of Registrant as Specified in its Charter)

HAWAII	001-34187	99-0032630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 Sand Island Parkway
Honolulu, Hawaii	96819
(Address of principal executive offices)	(zip code)

 Registrant’s telephone number, including area code: (808) 848-1211

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 1, 2015, following the retirement of David L. Hoppes, John P. Lauer became Senior Vice President, Ocean Services of Matson, Inc. (the “Company”).  On April 6, 2015, Mr. Lauer and the Company entered into an Executive Change in Control Agreement (the “Letter Agreement”).

The principal terms and conditions of the Letter Agreement are the same as those contained in the Executive Change of Control Agreement entered into by certain other Company executives in June, 2012 and October 2014. The Letter Agreement is intended to encourage the executive’s continued employment with the Company by providing him with greater security in the event of termination of his employment following a change in control of the Company. The Letter Agreement will expire on December 31, 2015, subject to automatic one-year extensions unless terminated by the Company; provided that the agreement will continue for twenty-four months if a change in control occurs during the term of the agreement. The Letter Agreement provides for certain severance benefits if, during the term of the agreement, the executive’s employment is terminated by the Company without “cause” or by the executive for “good reason” following a “change in control event” of the Company, as defined by Internal Revenue Code Section 409A. Upon such a termination of employment, the executive will be entitled to receive (i) a lump-sum severance payment equal to two times the sum of the executive’s base salary and target bonus, (ii) certain awards and amounts under various incentive and deferred compensation plans, (iii) an amount in connection with the cancellation of the executive’s outstanding Company stock options equal to the spread between the fair market value of the Company’s stock subject to such options at the time of termination and the exercise price of such options and (iv) any legal fees incurred as a result of the termination. In addition, the Company will provide health and welfare benefits for the executive’s continued benefit for a period of two years after termination. The Company will also reimburse the executive for individual outplacement counseling services. The Letter Agreement is “double trigger”, so no payments are made and long-term incentives do not accelerate unless both a change in control and a qualifying termination of employment occur. There are no tax gross-ups under this agreement; payments may be reduced to the extent necessary to avoid the excise tax imposed by Section 4999 of the Internal Revenue Code. If there is a potential change in control of the Company, the executive agrees to remain in the employ of the Company until the earliest of (i) a date six months after the occurrence of the potential change in control, (ii) the termination of the executive’s employment by reason of disability or retirement, or (iii) the occurrence of a change in control of the Company.

A copy of the Letter Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to such Exhibit.

Item 9.01.                                        Financial Statements and Exhibits.

(a) - (c) Not applicable.

(d) Exhibits.

The exhibits listed below are being furnished with this Form 8-K.

10.1                        Form of Letter Agreement entered into with executive officer

10.2                        Letter Agreement Counter Parties

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATSON, INC.

/s/ Dale B. Hendler
Dale B. Hendler
Vice President and Controller

Dated: April 6, 2015